UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 10, 2005

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement

On June 10, 2005, The Manitowoc Company, Inc. (the “Company”) entered into a five-year $300 million multi-currency revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., Deutsche Bank AG New York Branch, BNP Paribas, U.S. Bank, National Association, Associated Bank, N.A., Natexis Banques Populaires, LaSalle Bank National Association, M&I Marshall & Ilsley Bank, The Bank of New York, UBS Loan Finance LLC, The Northern Trust Company and Lehman Commercial Paper Inc. (collectively, the “Lenders”).  JPMorgan Chase Bank, N.A. will serve as the Administrative Agent and Collateral Agent for the Lenders under the Facility.  The Facility has been guaranteed by all of the Company’s material domestic subsidiaries (collectively, the “Guaranteeing Subsidiaries”) and is secured by a security interest in substantially all of the Company’s and the Guaranteeing Subsidiaries’ property (excluding real property) and a pledge of 100% of the capital stock of all material direct and indirect subsidiaries of the Company (except such pledge is limited to 65% of the capital stock of foreign subsidiaries).  The Credit Agreement and the other loan documents contain customary affirmative covenants, negative covenants, representations and warranties.  All loans under the Facility will bear interest at either the Alternate Base Rate (as defined in the Credit Agreement) or the Adjusted LIBO Rate (as defined in the Credit Agreement), plus a margin ranging from 0.0% to .50% per annum for loans bearing interest at the Alternate Base Rate and .75% to 1.75% per annum for loans bearing interest at the Adjusted LIBO Rate.  Additionally, the Company will pay a commitment fee ranging from .15% to .375% per annum on the average daily unused portion of the Facility and a letter of credit fee ranging from .75% to 1.75% per annum on the face amount of all outstanding letters of credit issued under the Facility.  The exact amounts of the interest rates and fees will be determined pursuant to a pricing grid that is based on the Company’s leverage ratio. The representations and warranties in the Credit Agreement were intended only for purposes of this transaction and were qualified by certain schedules not being filed herein.  Investors should therefore not rely on these representations and warranties.

A copy of the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits
99.1	Revolving Credit Agreement Dated June 10, 2005
99.2	Press Release Dated June 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: June 14, 2005	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President and Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of June 10, 2005

Exhibit No.	Description	Filed/Furnished Herewith

99.1	Revolving Credit Agreement Dated June 10, 2005	X	(1)
99.2	Press Release Dated June 13, 2005	X	(2)

(1) Filed here within.

(2) Furnished here within.